Exhibit 99.1

Dthera Sciences Announces Reverse Split

SAN DIEGO, September 25, 2018 -- Dthera™ Sciences (OTCQB:DTHR), the leading digital therapeutic company focusing on the elderly, announced today that the Company’s stockholders approved an amendment to the Company’s Articles of Incorporation to effectuate a reverse stock split of the Company’s outstanding common stock. Effective September 25, 2018, a 1-for-20 reverse stock split of the Company’s common stock will take effect, with shares trading on a post-split adjusted basis on September 25, 2018.

“This reverse split is a key step in executing our long-term plan of achieving a National Exchange listing, such as the NASDAQ, in 2018,” said Dthera CEO Edward Cox. He added: “This reverse split will help the Company pursue certain NASDAQ listing requirements, including the minimum share price requirement.”

The Company's ticker symbol, DTHR, will remain unchanged; however, a new temporary symbol of DTHRD will take effect tomorrow, September 25, 2018. A “D” will be appended as the 5th character to the ticker symbol for 20 business days including the effective date.

At the effective time of the reverse stock split, every 20 shares of Dthera Sciences issued and outstanding common stock will automatically be combined and converted into 1 issued and outstanding share of common stock, with no change in the par value of the shares. The Company will round up in lieu of issuing any fractional shares. The reverse stock split will reduce the outstanding shares of common stock of Dthera Sciences from approximately 53 million to approximately 2.65 million. Proportional adjustments will also be made to the shares issuable in connection with Dthera's outstanding stock options, restricted stock units, warrants and convertible securities. Proportionate voting rights and other rights of stockholders will not be affected by the reverse stock split, other than as a result of the rounding up of fractional shares.

This announcement does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This press release is being issued pursuant to and in accordance with Rule 134 under the Securities Act of 1933, as amended.

About Dthera Sciences

Dthera Sciences (OTCQB:DTHR) is the leading digital therapeutic company focusing on the elderly. The San Diego-based, publicly traded company is working to improve the lives of seniors and individuals suffering from neurodegenerative diseases, as well as those who care for them. Dthera has two core products: ReminX™, a commercially available consumer health product for individuals suffering from social isolation and dementia; and DTHR-ALZ, a development-stage product that has been granted Breakthrough Device designation by the FDA for the mitigation of the symptoms of agitation and depression associated with Alzheimer's disease.

More information on ReminX™ and Dthera can be found at: www.reminx.com and www.dthera.com.

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Forward Looking Statement

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995, regarding the research, development and commercialization of therapeutic products and technologies, as well as the Company’s efforts to increase its customer base. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of the statements made, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. These forward-looking statements are made as of the date of this press release, and the Company expressly disclaims any intention or obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Readers are urged to read the risk factors set forth in the Company's most recent annual report on Form 10-K, subsequent quarterly reports filed on Form 10-Q, and other filings made with the SEC. Copies of these reports are available from the SEC's website at www.sec.gov or without charge from the Company.

Contacts:

Company Contact
Geno Kostikov, Corporate Development

Dthera Sciences

geno@dthera.com

(858) 215-5597

Media Relations
Joice Truban Curry, Publicist
c3 Communications, Inc.
joice@c3publicrelations.com
(858) 794-6974

Investor Relations
Marek Ciszewski, J.D., Managing Director, Head of Life Sciences
Liolios Group, Inc.

DTHR@Liolios.com
(949) 574-3860

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